                                                                    EXHIBIT 10.1

                               AGREEMENT FOR THE
                               PURCHASE AND SALE
                                   OF ASSETS
                                by and between
                                Converge Global
                                   "seller"
                                      and
                                Mr. Eric Thiele
                                 (as "Buyer")

                          AGREEMENT FOR THE PURCHASE
                              AND SALE OF ASSETS

         THIS AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS ("Agreement"), dated as of May 16, 2001, by and between Mr. Eric Thiele ("Buyer"), and Converge Global, Inc., a Utah corporation ("Seller") with respect to the following:

                                R E C I T A L S

         A. Seller is the operator of the business carried on under the name Converge Global, (the "Business").

         B. Buyer desires to purchase all of the assets of the Business from Seller and Seller desires to sell the Business on the terms and subject to the conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good an valuable consideration, the parties hereto agree as follows:

         1.       Assets to be Transferred.
                  ------------------------

                  a. On the Closing Date, Seller shall sell, assign and transfer or cause to be sold, assigned or transferred, as the case may be, to Buyer the assets of the Business as set forth on Schedule "A" (hereinafter collectively referred to as the "Assets") free and clear of all liens, pledges, restrictions, encumbrances and defects of any nature together with any and all interest of the Seller in the name "www.liquidationbid.com", (the "Website"), and all other names as listed on Schedule "A", or any substantially similar name, to Buyer. Seller agrees that it will not use the name "liquidationbid.com" in any business that is likely to cause confusion with the business operations of Buyer, on and after the Closing Date.

                  b.       On or before Closing the Seller shall:

                           (i) cause the Website to be "cloned" to the Buyer's server, it being understood that the Buyer is solely responsible for ensuring that it has put into place, prior to closing, all the necessary computer equipment and peripheral equipment to seamlessly commence the operation of the Website, forthwith after Closing. Buyer further acknowledges and agrees that it will not be entitled to assume control of the Website until Closing.

                           (ii) route the Internet protocol address to the server of the Buyer to direct all Internet traffic for the domain name to the Buyer's server.

                           (iii)    transfer the domain name to the Buyer.

                  c. Seller agrees to consult with Buyer in configuring its server, prior to Closing.

         2.       Price and Terms.
                  ---------------

                  2.1      Asset Purchase Price. Buyer shall deliver to Seller,
                           ----------------------
as and for the purchase price of the Assets, consideration as follows (such consideration being the "Asset Purchase Price"):

                           a.       Upon the execution of this Agreement, a
notes payable to Converge Global in the amount of $10,000 USD, payable within 120 days.

                  2.2      Transaction Taxes and Other Closing Costs. Any sales,
                           -----------------------------------------
value added, goods and services, use and any transfer taxes, and any transfer, recording or similar fees and charges arising in connection with the transfer of the Assets from Seller to Buyer and in connection with the transfer of the Shares of the Buyer to the Seller, shall be paid by Buyer.

                  2.3      Commissions and Brokerage Fees. All brokerage fees
                           ------------------------------
and finder's fees shall be borne by the Party incurring such fees. Each party hereby represents and warrants that no broker, agent or third party has been involved in the arrangement of this agreement and each agrees to hold the other harmless and indemnify the other with respect to any claim for brokerage fees, commission finder's fees, or otherwise.

         3.       Representations and Warranties by Seller
                  ----------------------------------------

         In addition to the promises of Seller contained in the Letter of Intent between Buyer and Seller (the "Letter of Intent"), a true copy of which is attached hereto as Schedule " ", Seller represents and warrants the following:

                  3.1      Statement of Site Operations. Seller has made
                           -----------------------------
available to Buyer copies of all records relevant to the operation of its site, including daily activity logs as tracked by its independent service provider.

                  3.2     Title to Assets. Seller has the right to deliver, or
                          ---------------
caused to be delivered to the Buyer, good and merchantable title to the Assets, free and clear of all liens, pledges, restrictions and encumbrances.

                  3.3     Contracts Attached hereto as Schedule "B" is a
                          ---------
Schedule of Contracts listing any contracts, understandings, commitments and agreements to which Seller is a party, or is bound, with respect to the Website, including,

                           a.       All oral or written contracts,
understandings or commitments, involving a present or future obligation to deliver Website services;

                           b.       Any oral or written contract, understanding
or commitment which requires the consent of any party thereto to the consummation of the transactions contemplated by the Agreement;

                           c.       Any other contract or commitment not listed
on other Schedules hereto which is or may be material to the business or operation of Seller.

There has not been any default in any obligation to be performed by Seller under any contract, commitment or agreement which default could adversely affect the Website operations of the Seller, and Seller has not waived any right under any such contract, commitment or agreement so as to adversely affect the Website operations.

True and complete copies of any such written contracts and written summaries of all such oral contracts will be furnished or made available to Buyer at least seven days before the Closing Date for review on a confidential basis.

                  3.4      Trademarks, Licenses, etc. Attached hereto as
                           -------------------------
Schedule "C" is a Schedule of Trademarks listing all trademarks, trade names, trademark licenses, service marks, patents, patent applications therefor, franchises, licenses, copyrights authorizations, product registrations and other assets of like kind (hereinafter "licenses and other rights"), any interest in which is owned by or registered in the name of Seller with respect to the Website. Seller is an authorized licensee of, and has the unrestricted right to use, any such licenses and other rights now used in the conduct of the operation of its Website, as set out in Schedule " " hereto; such licenses or other rights are in full force and effect and have not been amended or modified. Seller has performed all obligations required to be performed by it and is not in default under any of the foregoing. No claims have been asserted against the Seller with respect to any such licenses and other rights, and no proceedings have been instituted or threatened which challenge the rights of Seller with respect to any such licenses and other rights. Seller has not received any notice of infringement of or conflicts with asserted rights of others with respect to any such licenses and other rights arising therefrom. No action has been taken or will be taken prior to Closing Date with respect to such licenses and other rights without the prior written consent of Buyer other than those customarily taken consistent with Seller's usual business practices as theretofore conducted. True and complete copies of all such licenses and other rights will be furnished or made available to Buyer at least seven days before the Closing Date for review on a confidential basis.

                  3.5      Litigation The Seller in not involved in any
                           ----------
litigation and warrants that there is no actual or threatened litigation, action, proceeding, claim, complaint, accusation, or governmental investigation pending or threatened, nor is there basis for any against or affecting Seller or Seller's assets. There is no outstanding order, judgment or award by any court, arbitrator or governmental body against or affecting Seller's assets.

                  3.6      Taxes       The Seller is not obligated to collect or
                           -----
remit taxes with respect to any operations associated with the Website.

                  3.7      Employees.    The Seller does not now and has never
                           ---------
had any employees.

                  3.8      Indebtedness  and  Guarantees.  The Seller is not
                           -----------------------------
indebted to any person whatsoever and has never guaranteed the obligations of any third party.

                  3.9 Records. Seller maintains its records in accordance with standard Website protocol and in sufficient detail to reflect accurately and fairly the transactions on its Website.

                  3.10     No Violation. There are no consents which will have
                           ------------
to be obtained prior to Closing Date, save and except as specifically set out in this Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not:

                           a.       Violate, conflict with or cause any default
under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, certificate of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decrees, judgment or any other restriction of any kind or character to which Seller is a party or by which it is bound;

                           b.       Result in the creation of any security
interest, lien, encumbrance, adverse claim, proscription or restriction on the Assets;

                           c.       To the Seller's best knowledge and belief,
violate any statute or any rule or regulation of any governmental body; or

                           d.       To the Seller's best knowledge and belief,
permit any governmental body to impose any restrictions or limitations of any nature on Seller or its activities.

                  3.11     Consents. To the Seller's best knowledge and belief,
                           --------
no consent, approval, authorization or order of or filing with any court, any governmental body, or any insurer of or other party to agreements, licenses, rights and other obligations of Seller is required for the execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement, save and except as specifically set out in this Agreement.

                  3.12     Due Authorization and Validity of Agreement. Seller
                           -------------------------------------------
has all requisite power and authority to enter into this Agreement, to sell and convey the Assets and to carry out the other provisions and conditions hereof. This Agreement has been duly authorized, executed and delivered by Seller and constitutes a valid and legally binding agreement of Seller enforceable in accordance with its terms.

                  3.13     Interim Operations. The business of Seller has been
                           ------------------
conducted only in the ordinary and usual course consistent with past practice. There have not been any material adverse changes in the financial condition, and operations of the Website, nor has any condition or state of facts arisen which has not been disclosed to Buyer which could reasonably be expected to materially and adversely affect the operations of the Website.

                  3.14     Full Disclosure. No representation or warranty of
                           ---------------
Seller made in this Agreement, nor any written statement furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, heretofore furnished Buyer by Seller, contains or will contain any untrue statement of a material fact which affects the Assets of Seller, or Seller's title to the Assets or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. Seller has not withheld and will not withhold from Buyer knowledge of any events, conditions or facts which may affect the Assets or Seller's title to the Assets.

         4.       Representations, Warranties and Acknowledgement by Buyer.
                  --------------------------------------------------------

         The Buyer represents and warrants the following:

                  4.1      Organization  and Good  Standing.  Buyer is duly
                           --------------------------------
organized and existing and in good standing under the laws of the State of Utah.

                  4.2      Authority. The execution of this Agreement by Buyer,
                           ---------
its delivery to Seller and the performance of its terms have been fully authorized by the Board of Directors of Buyer, and no further corporate action will be necessary on its part to make this Agreement valid and binding upon Buyer in accordance with its terms. Neither the execution nor delivery of this Agreement nor its performance will result in a violation or breach of any term or provision of, nor constitute a default under, its Articles of Incorporation or By-Laws, or any other law, regulation or restriction of any kind or character to which Buyer is a party, or by which it is bound,

                  4.3      Full Disclosure. No representation or warranty of
                           ---------------
Buyer made in this Agreement, nor any written statement furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, heretofore furnished to Seller by Buyer, contains or will contain any untrue statement of a material fact which affects the business or financial condition of Buyer, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                  4.4      Shares. The Buyer represents and warrants with
                           ------
respect to the Shares, as follows:

                           a.       The attached Schedule "F" discloses fully
the number of authorized and issued shares outstanding and all rights, restrictions, (including but limited to restrictions on transfer) limitations and obligations which apply directly, or indirectly to the Shares which form part of the consideration hereunder.

                           b.       That it will not effect a dilution of the
Seller's shareholdings in the Buyer either by a division or consolidation of shares, by the issuance of additional shares which would rank in priority or pari passu with the Shares, as long as the Seller is the holder of the Shares.

                           c.       On closing the Buyer shall authorize the
release of the shares to be delivered under Paragraph 2.1(a) and shall deliver to Seller shares certificates for the said Shares along with the shares which form part of the consideration under Paragraph 2.1(b) which shares shall be fully paid and non-assessable and shall set out the restrictions on transfer, and the rights with respect to re-purchase those Shares in favour of the Buyer, including the notice and payment provisions with respect thereto, which shall be subject to the reasonable approval of the Seller.

                           d.       Buyer shall, forthwith upon closing,
register the Shares in the name of the Seller or as the Seller may in writing direct on the records of the corporation.

                           e.       That it has the right to issue the shares to
the Seller, as part of the consideration hereunder and to deliver the certificates as hereinbefore described.

                           f.       That there is no outstanding or threatened
judgment, claim, litigation, proceeding, complaint, accusation or governmental investigation pending, which would have a detrimental effect on the operations of the Seller, the value of its assets, or the value of the Shares.

                           g.       That the right to repurchase the shares as
set out in Schedule F hereto shall lapse and be of no further force or effect, after the expiry of nine months from the Date of Closing.

         5.       Agreements by Seller.
                  --------------------

                  5.1      Notices and Approvals.
                           ---------------------

                           a.       Seller agrees to obtain all consents,
approvals, permits and authorizations which may be necessary in connection with the transfer of Assets pursuant to this Agreement including the releases of any liens and encumbrances attached to the Assets on the date hereof and the Closing Date.

                           b.       Notwithstanding the above, Buyer shall be
responsible for the cost of transferring and registering the website into its name and paying any fee to Network Solutions with respect to the transfer.

                  5.2      Further Instruments.      Seller will, at the request
                           -------------------
of Buyer, execute and deliver to Buyer all such further instruments, assignments, assurances and documents as Buyer may reasonably request in connection with the carrying out of this Agreement.

                  5.3      Sale of Business. Seller is not negotiating with any
                           ----------------
other party for the sale of the Assets and has not entered into any understanding about a sale, whether binding or not, and unless its negotiations with Buyer terminate earlier, it will not negotiate for the sale of or offer to sell its Assets to any other party without Buyer's consent until the date established as the Closing date.

         6.       Conditions Precedent to the Obligation of Buyer to Close.
                  --------------------------------------------------------

         In addition to the fulfillment of all obligations of Seller contained in the Purchase Agreement, the obligation of Buyer to close shall be subject to the following conditions precedent:

                  6.1      Compliance with Obligations. Fulfillment by Seller of
                           ----------------------------
its covenants, obligations and agreements as set forth in this Agreement.

                  6.2      Correctness of Representations. The representations
                           -------------------------------
of Seller contained in this Agreement shall be accurate in all material respects on the date when made and shall also be accurate on the Closing Date to the same extent as if made on such date. Seller shall deliver to Buyer a certificate dated the Closing Date and executed by such officers of Seller as Buyer shall reasonably require stating that said representations are accurate in all material respects as of the Closing Date and that all covenants, agreement and conditions required by this Agreement to be preformed by Seller prior to Closing Date have been performed on or prior to the Closing Date.

                  6.3      Consents Seller shall have delivered to buyer the
                           --------
written consent of any licensor of Seller or other party whose written consent is required pursuant to any agreement or license held by the Seller, to validly transfer the Assets contemplated by this Agreement to the Buyer, or, in lieu of such consent, adequate assurances satisfactory to the Buyer, acting reasonably, that buyer may succeed, in quiet enjoyment to Seller's licenses, and such other consents, permits and approvals as buyer shall require to validly transfer the Assets.

                  6.4      No Injunction On the Closing Date, there shall be no
                           -------------
effective, injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transaction provided for herein not be consummated as herein provided.

         7.       Conditions Precedent to the Obligation of Seller to Close.
                  ---------------------------------------------------------

                  In addition to the fulfillment of all obligations of Buyer contained in the Purchase Agreement, the obligation of Seller to close shall be subject to the following conditions precedent:

                  7.1      Authorization. Buyer shall represent to Seller that
                           -------------
the execution of this Agreement and the consummation of the transactions contemplated hereby are duly authorized by Buyer.

                  7.2      Correctness of Representations. The representations
                           -------------------------------
and warranties of Buyer contained in this Agreement shall be accurate in all material respects on the Closing Date to the same extent as if made on such date, and Buyer shall represent to Seller that said representations and warranties are accurate in all respects as of the Closing Date and that all conditions precedent to Closing to be performed by Buyer shall have been performed.

                  7.3      Declaration. The delivery by the Buyer of a sworn
                           ------------
Declaration, completed by an authorized signing officer of the Buyer, shall in the absence of evidence to the contrary shall be accepted by the Seller as conclusive with respect to the matters set out therein.

         8.       Other Agreements.
                  ----------------

                  8.1 Confidentiality. Each party hereto will hold and will
                      ---------------
cause its consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished, and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. In the event of termination of this Agreement, each party shall use its best efforts to return to the other party all documents and copies thereof received from the other party, including all archival records, that contain information subject to the confidentiality requirements of this
Section in whatever media it exists and to destroy any such information which can not otherwise be returned. In the event the Website has been "cloned" onto the Buyer's server, forthwith upon termination, the Buyer shall destroy all record of the Website from its equipment, without creating any archival or other copies thereof.

                  8.2 Noncompetition. The Founder, Converge Global, covenants
                      --------------
and agrees that, for a period of five years following Buyer's acquisition of the business of Seller, he will not individually, or as a member, employee, director, stockholder (except of not more that one percent (1%) of the outstanding stock of any company purchased for investment purposes only, and except for ownership of shares in a publicly traded company of which he is not a founder, officer or director), or investor, of any other corporation, directly or indirectly, own, manage, operate, join, control or work for or permit the use of their name by, or be connected in any manner with, any business activity within the State of California which is competitive with the operation of the Website which is the same or similar to the Website of the Seller as previously conducted, with respect to the Assets being purchased, and as said business may evolve in the ordinary course between the date of this Agreement and Closing whether said business is conducted by Buyer or any successor or assign.

                           a.       Separate Covenants. It is intended that the
                                    -------------------
covenant contained in paragraph 8.4 above, shall be deemed to be a series of separate covenants, one for each county of the state of California as defined above included within such covenant. Except for geographic coverage, each such separate covenant contained shall be deemed identical in terms with the covenant contained in said paragraph. If in any judicial proceeding, a court should refuse to enforce all of the separate covenants deemed included in paragraph 8.4 because, taken together, they cover too extensive a geographic area, it is intended that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed eliminated for the provisions hereof.

                           b.       Injunctive  Relief.  In the event of a
                                    ------------------
breach or threatened breach of Section 8.4 of this Agreement, the non-breaching Party shall be entitled to an injunction restraining such breach, without the requirement of posting bond; but nothing here shall be construed as prohibiting the non-breaching Party from pursuing any other remedy available to it as a result of such breach or threatened breach.

         9.       Closing Date and Termination.
                  ----------------------------

                  9.1 Closing. The consummation of the transactions contemplated
                      -------
by this Agreement (the "Closing") shall take place on May 18, 2001, (the "Closing Date").

                  9.2 Termination. This Agreement may be terminated at any time
                      -----------
after acceptance (i) by mutual consent of all parties or (ii) by either Buyer or Seller at any time in the event of a material breach by the other of its obligations under the terms of this Agreement, which remains uncured for thirty days after notice in writing of such breach. In the event any such breach is alleged within less that thirty days of the Closing Date, the party which allegedly has breached the provisions of this Agreement shall have until closing or a minimum of ten (10) days, whichever is longer, to cure such breach after receiving written notice thereof, and, if necessary, the Closing Date shall be extended accordingly.

                  9.3 Return of Confidential Information. In the event of
                      ----------------------------------
termination of this Agreement, each party shall use its best efforts to return to the other party all documents and copies thereof received from the other party that contain information subject to the confidentiality requirements of this Section in whatever media it exists and to destroy any such information which can not otherwise be returned. In the event the Website has been "cloned" onto the Buyer's server, forthwith upon termination, the Buyer shall destroy all record of the Website from its equipment, without creating any archival or other copies thereof.

         10. Survival of Representations and Agreements. The representations and
             ------------------------------------------
agreements made herein are true and binding as of the date hereof and shall continue in full force and effect on and after the Closing Date notwithstanding any investigations which may have been made by any of the parties prior thereto.

         11.      Indemnification.
                  ---------------

                  11.1 Indemnification. Buyer and Seller shall indemnify and
                       ----------------
hold harmless each other from any liability, damage, deficiency, loss, cost or expense, including attorney fees and any costs of investigation (being hereafter referred to as "Costs"), arising from or attributable to any breach of any representation, warranty or agreement made by either party herein or in any certificate or Declaration delivered at the Closing with respect thereto.

         12.      Expenses. Each party hereto shall bear its or his own expenses
                  --------
incurred pursuant to this Agreement except as otherwise specifically set forth herein.

         13.      Entire  Agreement.  This Agreement, together with the
                  -----------------
Schedules referred to herein which are incorporated herein by this reference, and the agreements referred to herein, shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby.

         14.      Construction.     The parties hereto agree that this Agreement
                  ------------
shall be construed in accordance with the laws of the State of California.

         15.      Invalid Provisions. If any provision hereof is held to be
                  ------------------
illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by the Company as a part hereof a provision which is legal, valid and enforceable, and which is as similar in terms to such illegal, invalid or unenforceable provision as may be possible, provided both parties, acting reasonably, agree with such provision.

         16.      Number and Gender of Words. When the context so requires in
                  --------------------------
this Agreement, words of gender shall include either or both of the other genders and the singular number shall include the plural.

         17.      Assignment. This Agreement shall be binding upon the parties
                  ----------
hereto, their successors and assigns, and prior to the Closing Date shall not be assignable without the express written consent of all parties hereto.

         18.      Amendments. This Agreement may be amended only by a written
                  ----------
agreement executed by all of the parties hereto.

         19.      Notices. Any notice, request, instruction, or other document
                  -------
required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

                           To:   "Seller"     Converge Global
                                              Attn: Imran Husain
                                              233 Wilshire Boulevard, Suite 930
                                              Santa Monica, CA 90401
                                              Facsimile: (310) 656-3055

                   To:      "Buyer"          Mr. Eric Thiele
                                             1155 N. La Cienega, #908
                                             Los Angeles, CA 90069

         The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven business days after deposit thereof in the United States mail.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or by registered or certified mail, return receipt requested, postage and fees prepaid, first class mail.

         20.   Authority. Each party executing this Agreement warrants his or
               ---------
her authority to execute this Agreement.

         21.   Counterparts.   This Agreement may be executed in several
               ------------
counterparts and it shall not be necessary for each party to execute each of such counterparts, but when all of the parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms.

         22.   Facsimile Signatures.     The parties hereto agree that this
               --------------------
Agreement may be executed by facsimile signatures and such signatures shall be deemed originals. The parties further agree that within ten days following the execution of this Agreement, they shall exchange original signature pages.

         23.   Acceptance.     This Agreement, if not accepted by both parties
               ----------
as evidenced by its execution by an authorized signing officer, on or before the day of April, 1999 shall be null and void and of no further force or effect.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

"SELLER"                                    "BUYER"

Converge Global, Inc.                       Mr. Eric Thiele


   /s/ Imran Husain                           /s/ Eric Thiele
---------------------------------           ---------------------------
By:      Imran Husain                         Eric Thiele
Its:     President

                                   Schedule A
                                 List of Assets

1.       Assets to be Transferred.
         ------------------------

         On the Closing Date, Seller shall sell, assign and transfer or cause to be sold, assigned or transferred to the Buyer at Buyer's cost if any the following specified assets (hereinafter collectively referred to as the "Assets") free and clear of all liens, pledges, restrictions, encumbrances and defects of any nature, such sale and transfer to be evidenced by appropriate documents of sale, transfer and conveyance, satisfactory to Buyer in form and substance.

         1.1      All existing content and HTML files.

         1.2      All graphics and logos.

         1.3 All agreements with content providers (news, financial reports, ad banners, sports, etc.)
                  -verbal
                  -contractual
                  -e-mail confirmations, associated user I.D.'s and passwords

         1.4      All scripts (Perl, Java, VB, etc.)

         1.5 Domain Name Transfer (www.liquidationbid.com) to new registrant Eric Thile.

         1.6      Any trademarks related to liquidationbid.com.

2.0      All branding associated with liquidationbid.com.

2.1      Any trademarks related to liquidationbid.com

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                                   Schedule B
                              Schedule of Contracts

                                       10
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                                   Schedule C
                             Schedule of Trademarks

                               Liquidationbid.com

                                       11
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                                   Schedule D
                                    Consents

                                Network Solutions

                                       12
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                                   Schedule E
                                    Founders

                              Converge Global, Inc.

                                       13
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                                   Schedule F
                               Share Restrictions

   TO BE PROVIDED BY THE BUYER SUBJECT TO REVIEW AND APPROVAL OF THE SELLER.

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